As filed with the Securities and Exchange Commission on July 20, 2004
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYNGENTA AG (Exact name of registrant as specified in its charter)

SWITZERLAND	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Schwarzwaldallee 215 4058 Basel Switzerland Telephone: 011 41 61 323 1111
(Address of principal executive offices)

SYNGENTA DEFERRED SHARE PLAN (SHARE AWARDS)
(Full title of the plan)

Elizabeth K. Quarles Syngenta Corporation 2200 Concord Pike Wilmington, DE 19803 (302) 425-2000
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (302) 425-2000

Copies to: Louis L. Goldberg, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
American Depository Shares evidenced by American Depository Receipts, each American Depository Share representing one-fifth of an Ordinary Share, nominal value CHF 10 each, of Syngenta AG	660,000	$16.96 (2)	$11,193,600	$1,419 (1)
(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended solely for the purpose of computing the registration fee, based on the closing price of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on July 14, 2004.
This Registration Statement Includes a Total of 20 Pages. Exhibit Index on Page 4.

EXPLANATORY STATEMENT

     This registration statement is filed to register additional American Depositary Shares (“ADS’s”) for issuance under the Syngenta Deferred Share Plan (“Share Awards”), in respect of which ADS’s were previously registered on Form S-8, Reg. No. 333-101794 on December 12, 2002 (the “2002 Registration Statement”). Pursuant to General Instruction E of Form S-8, the 2002 Registration Statement is incorporated herein by reference.

PART I

ITEM 1. PLAN INFORMATION

        Not required to be filed with this registration statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Not required to be filed with this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Messrs. C. Maeder, General Counsel, and D. Heller, Company Secretary, hold equity securities of the Registrant with a value in excess of $50,000.

ITEM 4. EXHIBITS

Exhibit Number	Exhibit

4.1	English translation of the Articles of Incorporation (Satzung) of the Registrant (incorporated by reference to the Form F-1, Exhibit 3.1)

4.2	Form of Deposit Agreement dated as of November 13, 2000, among the Registrant, The Bank of New York as Depository, and all Owners and Beneficial Owners from time to time of American Depository Receipts issued thereunder (incorporated by reference to the Registrant’s 1933 Act registration statement Form F-6 (Reg. No. 333-97301), Exhibit A)

5	Opinion of Christoph Maeder and Damian Heller regarding the legality of any original issuance securities being registered

23.1	Consent of Ernst & Young Ltd.

23.2	Consent of KPMG Fides Peat and PricewaterhouseCoopers AG

23.3	Consent of Messrs. Maeder and Heller (included in Exhibit 5)

24	Powers of Attorney (included on the signature page of the 2002 Registration Statement)

99.3	Syngenta Deferred Share Plan (Share Awards), with U.S. Addendum

SIGNATURES

     The Registrant. Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basel, Switzerland on this 15th day of July, 2004.

SYNGENTA AG

By:	/s/ Heinz Imhof

	Name:	Heinz Imhof
	Title:	Chairman

By:	/s/ Michael Pragnell

	Name:	Michael Pragnell
	Title:	Chief Executive Officer

     Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities set forth below on July 15, 2004.

SIGNATURE	TITLE

/s/ Heinz Imhof

Heinz Imhof	Chairman, Board of Directors

/s/ Michael Pragnell
Chief Executive Officer and Member,
Michael Pragnell	Board of Directors

/s/ Domenico Scala
Chief Financial Officer and Chief
Domenico Scala	Accounting Officer

/s/ Martin Taylor*

Martin Taylor	Vice Chairman, Board of Directors

/s/ Peggy Bruzelius*

Peggy Bruzelius	Member, Board of Directors

/s/ Peter Doyle*

Peter Doyle	Member, Board of Directors

/s/ Rupert Gasser*

Rupert Gasser	Member, Board of Directors

/s/ Pierre Landolt*

Pierre Landolt	Member, Board of Directors

/s/ Pedro Reiser*

Pedro Reiser	Member, Board of Directors

/s/ Rolf Watter*

Rolf Watter	Member, Board of Directors

/s/ Felix Weber*

Felix Weber	Member, Board of Directors

/s/ Elizabeth K. Quarles	Authorized Representative in the United

Elizabeth K. Quarles	States

*By: /s/ Elizabeth K. Quarles	Attorney in Fact
Elizabeth K. Quarles

3

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Sequential Page Number

4.1	English translation of the Articles of Incorporation (Satzung) of the Registrant (incorporated by reference to the Form F-1, Exhibit 3.1)	*

4.2	Form of Deposit Agreement dated as of November 13, 2000, among the Registrant, The Bank of New York as Depository, and all Owners and Beneficial Owners from time to time of American Depository Receipts issued thereunder (incorporated by reference to the Registrant's 1933 Act registration statement Form F-6 (Reg. No. 333-97301), Exhibit A)	*

5	Opinion of Christoph Maeder and Damian Heller regarding the legality of any original issuance securities being registered	5

23.1	Consent of Ernst & Young Ltd	6

23.2	Consent of KPMG Fides Peat and PricewaterhouseCoopers AG	7

23.3	Consent of Messrs. Maeder and Heller (included in Exhibit 5)	5

24	Powers of Attorney (included on the signature page of the 2002 Registration Statement)	*

99.3	Syngenta Deferred Share Plan (Share Awards), with U.S. Addendum	8

*Incorporated herein by reference